UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐  Soliciting Material Pursuant to §240.14a-12
DYNATRACE, INC.
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DYNATRACE, INC.
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451
Dear Dynatrace Stockholder:
I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Dynatrace, Inc., or Dynatrace, to be held online on Thursday, August 26, 2021 at 1:00 p.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2021, where you will be able to vote electronically and submit questions. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.
Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a notice of the Internet availability of the proxy materials. On or about July 15, 2021, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access online or request a printed copy of our Proxy Statement for the 2021 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended March 31, 2021.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or virtually in person at the Annual Meeting or, if you requested printed copies of proxy materials, you also may vote by mailing a proxy card. Please review the instructions on the Notice or on the proxy card regarding your voting options.
Thank you for being a Dynatrace stockholder. We look forward to seeing you at our Annual Meeting.
Sincerely,
/s/ John Van Siclen

John Van Siclen
Chief Executive Officer

YOUR VOTE IS IMPORTANT
In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible by following the instructions on your Notice or, if you requested printed copies of your proxy materials, by following the instructions on your proxy card. Your vote will help to ensure the presence of a quorum at the meeting and that your shares are represented at the Annual Meeting. If you hold your shares through a broker, your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your vote before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock virtually at the Annual Meeting.

DYNATRACE, INC.
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451
NOTICE OF 2021 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To be held August 26, 2021
Notice is hereby given that Dynatrace, Inc. will hold its 2021 Annual Meeting of Stockholders, or the Annual Meeting, online on Thursday, August 26, 2021 at 1:00 p.m. Eastern Time, for the following purposes:
•To elect three Class II directors, Seth Boro, Jill Ward and Kirsten Wolberg to hold office until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
•To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022;
•To cast a non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of our named executive officers; and
•To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
Our Board of Directors recommends that you vote “FOR” the director nominees named in Proposal One, “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm as described in Proposal Two, and for “1 YEAR” as the preferred frequency for future stockholder non-binding, advisory votes on the compensation of our named executive officers, as described in Proposal Three.
Only stockholders of record at the close of business on July 1, 2021 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You may attend, vote and participate at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DT2021 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions included with the proxy materials dated July 15, 2021. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on July 1, 2021 or hold a valid proxy for the Annual Meeting. If you are a stockholder of record or hold shares through a broker, trustee, or nominee, your ownership as of the record date will be verified prior to admittance into the meeting. Access to the webcast will begin at 12:45 p.m. Eastern Time on August 26, 2021. For instructions on how to vote your shares, please refer to the instructions on the Notice of Availability of Proxy Materials you received in the mail, the section titled “How do I vote?” beginning on page 2 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

/s/ Craig Newfield

Craig Newfield
Senior Vice President, General Counsel
Waltham, Massachusetts
July 15, 2021

Table of Contents
Page

PROXY STATEMENT	1
GENERAL INFORMATION	2
PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS	5
CORPORATE GOVERNANCE	9
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS DYNATRACE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2022	16
REPORT OF THE AUDIT COMMITTEE	17
PROPOSAL NO. 3 – NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	18
REPORT OF THE COMPENSATION COMMITTEE	31
EXECUTIVE COMPENSATION	32
EQUITY COMPENSATION PLAN INFORMATION	38
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38
PRINCIPAL STOCKHOLDERS	41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43
HOUSEHOLDING	44
STOCKHOLDER PROPOSALS	44
OTHER MATTERS	44
AVAILABILITY OF CERTAIN DOCUMENTS	44
APPENDIX A - RECONCILIATION OF NON-GAAP MEASURES	45

DYNATRACE, INC.
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451
PROXY STATEMENT
FOR THE 2021 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 26, 2021
This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Dynatrace, Inc., which will be held online on August 26, 2021 at 1:00 p.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2021, where you will be able to vote electronically and submit questions. The Board of Directors of Dynatrace, Inc., or our Board, is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Dynatrace,” “we,” “us,” and “our” refer to Dynatrace, Inc. The mailing address of our principal executive offices is Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended March 31, 2021 available to stockholders on or about July 15, 2021.
Important Notice Regarding the Availability of Proxy Materials for
the 2021 Annual Meeting of Stockholders to be Held on August 26, 2021:
This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as filed with the Securities and Exchange Commission (SEC), except for exhibits, will be furnished without charge to any stockholder upon written request to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Corporate Secretary or by email to ir@dynatrace.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 are also available on the SEC’s website at www.sec.gov.

DYNATRACE, INC.
PROXY STATEMENT
FOR THE 2021 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about July 15, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the 2021 Annual Report to Stockholders, or 2021 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about July 15, 2021. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2021 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2021 Annual Meeting of Stockholders, this proxy statement and our 2021 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the 2021 Annual Meeting of Stockholders, or the Annual Meeting, was the close of business on July 1, 2021.

How many votes can be cast by all stockholders?

There were 284,218,126 shares of our common stock, par value $0.001 per share, outstanding on July 1, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of preferred stock were outstanding as of July 1, 2021.

How do I vote?

Virtually In Person

If you are a stockholder of record, you may vote virtually in person at the Annual Meeting. You may attend the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/DT2021 and you may vote during the meeting. Access to the webcast will begin at 12:45 pm Eastern Time on August 26, 2021. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, provided in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions included with the proxy materials dated July 15, 2021. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to vote virtually in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet or phone must be received by the cutoff time of 11:59 p.m. Eastern Time on August 25, 2021. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

By Internet or by Phone

You may vote over the internet or by telephone by following the instructions provided on the Notice.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by phone by the cutoff time of 11:59 p.m. Eastern Time on August 25, 2021, (2) attending and voting virtually at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Dynatrace, Inc., 1601 Trapelo Road, Suite 116 Waltham, Massachusetts 02451, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” item, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 and Proposal No. 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for these proposals, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

For Proposal No.3, the frequency that receives the highest number of votes properly cast – every one, two or three years – shall be deemed the frequency recommended by stockholders. Abstentions have no effect on the non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice, received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, our bylaws also provide that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The advance notice requirements under our bylaws for the 2022 Annual Meeting of Stockholders are as follows: a stockholder’s notice shall be timely delivered to our Secretary at the address set forth above not earlier than the close of business on April 28, 2022 and not later than the close of business on May 27, 2022. However, if the date of our 2022 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after August 26, 2022, the anniversary of the 2021 Annual Meeting, a stockholder notice will be timely if it is received at the address set forth above by the later of the close of business on (A) the 90th day prior to such annual meeting or (B) the tenth day following the day on which public disclosure of the date of the meeting is made.

Requirements for Stockholder Proposals to be Considered for Inclusion

In addition to the requirements stated above, any stockholder who wishes to submit a proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than March 17, 2022. If the date of our annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If the date of our annual meeting is moved, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our Board currently consists of nine members. In accordance with the terms of our certificate of incorporation and bylaws, our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•the Class I directors are John Van Siclen, Michael Capone and Stephen Lifshatz and their terms will expire at the annual meeting of stockholders to be held in 2023;
•the Class II directors are Seth Boro, James K. Lines, Jill Ward and Kirsten Wolberg and their terms will expire at the Annual Meeting; and
•the Class III directors are Steve Rowland, Kenneth “Chip” Virnig and Paul Zuber and their terms will expire at the annual meeting of stockholders to be held in 2022.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

James Lines is not standing for re-election at the Annual Meeting and, as a result, his term as a director will end at the annual meeting.

Our Board has nominated Seth Boro, Jill Ward and Kirsten Wolberg for election as the Class II directors at the Annual Meeting. Ms. Wolberg was originally identified as a potential candidate for nomination to the Board by True Capital Partners, LLC, a third-party search firm. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board.

Nominees for Election as Class II Directors

The following table identifies our directors and sets forth their principal occupation and business experience during the last five years and their ages as of July 1, 2021.

Name	Positions and Offices Held with Dynatrace, Inc.	Director Since	Age
Seth Boro	Director	2015	45
Jill Ward	Director	2019	61
Kirsten Wolberg	Director	March 2021	53

Seth Boro has served on our Board since January 2015. Mr. Boro has served as a Managing Partner at Thoma Bravo since 2013. He joined Thoma Bravo in 2005 and became a Partner in 2010, serving in that capacity until becoming a Managing Partner in 2013. Mr. Boro was previously an associate with the private equity firm Summit Partners from July 2000 to May 2003 and an analyst with Credit Suisse from July 1999 to July 2000. Mr. Boro currently serves on the board of directors of SolarWinds Corporation (NYSE: SWI) and previously served on the board of directors of SailPoint Technologies Holdings, Inc. (NYSE: SAIL) until November 2018. He currently serves as a director of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Example companies include Barracuda Networks, Inc., Calabrio, Inc.. ConnectWise, Inc., Flexera Software, LLC, Hyland Software, Inc., Imperva, Inc., Kofax, Ltd., LogRhythm, Inc., McAfee, LLC, Qlik Technologies, Inc., Riverbed Technology, Sophos Limited and Veracode, Inc. Mr. Boro also serves or has previously served on the board of directors of other cyber security companies. Examples include Blue Coat Systems, Inc., Entrust, Inc., SonicWALL, Inc. and Tripwire, Inc. Mr. Boro received his M.B.A. from the Stanford Graduate School of Business and is a graduate of Queen’s University School of Business (Canada), where he received a Bachelor of Commerce degree. Our Board believes that Mr. Boro’s board and industry experience qualify him to serve on our Board.

Jill Ward has served on our Board since September 2019. From October 2018 to February 2020, Ms. Ward served as an operating partner of Lead Edge Capital, a growth equity investment firm. Ms. Ward has served as a member of the board of directors of HubSpot (NYSE: HUBS) since October 2017. Ms. Ward served as a member of the board of directors of Carbon Black, Inc. (Nasdaq: CBLK) from December 2018 until its acquisition by VMware, Inc. in October 2019 and she served as president and chief operating officer of Fleetmatics from 2015 until its acquisition by Verizon Communications in 2016. Prior to Fleetmatics, from 2001 to 2014, Ms. Ward served as vice president and then senior vice president and general manager at Intuit Inc. (Nasdaq: INTU). Ms. Ward's experience also includes leadership roles at Telespectrum, Fidelity Investments, and Bain & Company. Ms. Ward holds an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College and a B.A. from Wellesley College. Our Board believes that Ms. Ward’s board and business experience and her overall knowledge of our industry qualify her to serve on our Board.

Kirsten O. Wolberg has served on our board of directors since March 2021. From November 2017 to February 2021, Ms. Wolberg served as the Chief Technology and Operations Officer for DocuSign, Inc. (NASDAQ: DOCU). From January 2012 to October 2017, Ms. Wolberg was a Vice President at PayPal, Inc., a subsidiary of PayPal Holdings, Inc. (NASDAQ: PYPL), where she served in various executive roles including as Vice President, Technology from 2012 to 2015. Prior to that, Ms. Wolberg was Chief Information Officer for Salesforce (NYSE: CRM) from May 2008 to September 2011. In addition, Ms. Wolberg serves on the board of directors of lender Sallie Mae (NASDAQ: SLM), enterprise technology companies CalAmp Corp. (NASDAQ: CAMP) and Duco Technology Limited, and insurance technology company, Pie Insurance Holdings, Inc. Ms. Wolberg holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. in Business Administration from the University of Southern California. Our Board believes that Ms. Wolberg’s board and enterprise technology experience and her overall knowledge of the SaaS software industry qualify her to serve on our Board.

Vote Required

The election of directors requires a plurality of the voting power of the shares of our common stock be present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal. The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board may designate.

Our Board recommends voting “FOR” the election of Seth Boro, Jill Ward and Kirsten Wolberg as the Class II directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2024.

Directors Continuing in Office

The following table identifies our directors continuing in office and sets forth their principal occupation and business experience during the last five years and their ages as of July 1, 2021.

Name	Positions and Offices Held with Dynatrace	Director Since	Class and Year in Which Term Will Expire	Age
John Van Siclen	Chief Executive Officer, Director	2015	Class I – 2023	64
Michael Capone	Director	2019	Class I – 2023	54
Stephen Lifshatz	Director	2019	Class I – 2023	62
Steve Rowland	Director	2021	Class III – 2022	53
Kenneth “Chip” Virnig	Director	2015	Class III – 2022	37
Paul Zuber	Director	2015	Class III – 2022	61

Class I Directors (Term Expires at 2023 Annual Meeting)

John Van Siclen has served as our Chief Executive Officer since 2008 and on our Board since December 2014. He has over 35 years of experience developing and leading technology companies in a variety of markets including networking, database, content management and broadband. In 2012, Mr. Van Siclen was recognized by CRN magazine as a "Top 25 Disrupter", and in 2018, 2019 and 2020 he was recognized by Comparably as one of the top CEOs in America for companies over 500 employees. Prior to Dynatrace, Mr. Van Siclen was Chief Executive Officer of Adesso Systems, Inc. from July 2006 until December 2007. Mr. Van Siclen also held several executive positions at Interwoven Inc. (Nasdaq: IWOV) from January 2000 until June 2003 last serving as its Chief Executive Officer from January 2002 through June 2003. Mr. Van Siclen holds a B.A. in History from Princeton University. Our Board believes that based on Mr. Van Siclen’s knowledge of our company and our business, and his service as our Chief Executive Officer, Mr. Van Siclen is qualified to serve on our Board.

Michael Capone has served on our Board since July 2019. Mr. Capone has served as the Chief Executive Officer of Qlik Technologies, Inc., which is owned by affiliates of Thoma Bravo, since January 2018. Prior to that, Mr. Capone served as the Chief Operating Officer of Medidata Solutions, Inc. (Nasdaq: MDSO) from October 2014 to December 2017. Prior to joining Medidata, Mr. Capone worked in various executive positions at Automatic Data Processing, Inc., or ADP (Nasdaq: ADP), serving as Corporate Vice President of Product Development and Chief Information Officer from July 2008 to September 2014, and Senior Vice President and General Manager of ADP’s Global HR/Payroll Outsourcing Business from July 2005 to June 2008. He has also served on the board of directors of Ellie Mae, which is owned by private equity funds advised by Thoma Bravo, since May 2019. Mr. Capone holds a B.S. in Computer Science from Dickinson College and an M.B.A. in Finance from Pace University. Our Board believes that Mr. Capone’s board and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Stephen Lifshatz has served on our Board since July 2019. Mr. Lifshatz has served as the Chief Financial Officer for Lytx, a private video telematics company, since May 2018. Prior to joining Lytx, from January 2017 through May 2018, Mr. Lifshatz was engaged as an independent consultant by several private equity firms to assist in the development and expansion of certain of their portfolio companies. Prior to that, Mr. Lifshatz served as Chief Financial Officer of Fleetmatics Group PLC (NYSE: FLTX) from December 2010 to December 2016. Mr. Lifshatz had also served as CFO of four additional private and public companies during his career. Mr. Lifshatz served on the board of directors of Amicas, Inc. (Nasdaq: AMCS) from June 2007 until June 2010, as well as on the Board or Advisory Board of several companies. Mr. Lifshatz holds a B.S. in Accounting and Marketing from Skidmore College. Our Board believes that Mr. Lifshatz’s board and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Class III Directors (Term Expires at 2022 Annual Meeting)

Steve Rowland has served on our Board since July 2021. In addition, he has served as Chief Revenue Officer of Okta, Inc. (NASDAQ: OKTA) since March 2021, and as Executive Advisor and Limited Partner at the Atlanta-based VC firm, Forté Ventures LP since May 2019. Prior to these roles, from August 2019 to March 2021, he served as Vice President, Americas at Splunk Inc. (NASDAQ: SPLK). From October 2015 to August 2019, he served as President at DataStax, Inc. He has also held executive leadership roles at other technology companies including Apigee Corp., Blue Coat Systems LLC and BMC Software Inc. Mr. Rowland holds a BS in engineering from Texas A&M University. Our Board believes that Mr. Rowland’s leadership and go-to-market experience and his overall knowledge of our industry qualify him to serve on our Board.

Kenneth “Chip” Virnig has served on our Board since January 2015. Since September 2018, he has served as Partner at Thoma Bravo, and from July 2015 to September 2018 he served as Principal at Thoma Bravo. Mr. Virnig joined Thoma Bravo in 2008 and served as Vice President prior to his promotion to Principal. Prior to that Mr. Virnig worked as an analyst in the investment banking group at Merrill Lynch & Co. from July 2006 to July 2008. He previously served on the board of directors of SailPoint Technologies Holdings, Inc. (NYSE: SAIL) until March 2019 and currently serves as a director of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Examples include Barracuda Networks,

Inc., Flexera Software, LLC, Hyland Software, Inc., Imperva, Inc., Imprivata, Inc., Kofax, Ltd., LogRhythm, Inc., Qlik Technologies, Inc., Sophos Limited and Veracode, Inc. Mr. Virnig received a B.A. in Business Economics, Commerce, Organizations and Entrepreneurship from Brown University. Our Board believes that Mr. Virnig’s board and industry experience and his overall knowledge of our business qualify him to serve on our Board.

Paul Zuber has served on our Board since January 2015. Mr. Zuber has been an Operating Partner with Thoma Bravo since 2010. Previously he served as founding Chief Executive Officer of Dilithium Networks Inc. from July 2001 to July 2010 and as Chief Executive Officer of Bluegum Group from 1995 to 2000. Mr. Zuber also served in senior positions at Ready Systems Inc. from 1986 to 1990. Mr. Zuber currently serves on the board of directors of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment, including ABC Fitness Solutions, LLC, Barracuda Networks, Inc., Cority Software Inc., Frontline Education Technologies, LLC, Imprivata, Inc., Kofax, Ltd., LogRhythm, Inc., MeridianLink, Inc., Syntellis Holdings, LP, Pathwire, Inc., and Sophos Limited. Mr. Zuber also serves on the board of directors of Houlihan Lokey (NYSE: HLI). Mr. Zuber has an M.B.A. from the Stanford Graduate School of Business and B.A. degrees in International Relations and Economics from Stanford University. Our Board believes that Mr. Zuber’s board and industry experience and his knowledge of our business qualify him to serve on our Board.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not members of our Board, and sets forth their current positions at Dynatrace and their ages as of July 1, 2021.

Name	Position Held with Dynatrace	Officer Since	Age
Kevin Burns	Chief Financial Officer and Treasurer	2016	51
Stephen J. Pace	Senior Vice President, Worldwide Sales	2016	61
Bernd Greifeneder	Senior Vice President, Chief Technology Officer	2014	49

Kevin Burns has served as our Chief Financial Officer and Treasurer since September 2016. Mr. Burns was also the Treasurer and Secretary of SIGOS LLC, an affiliate of Dynatrace, until July 2018. Prior to his role at Dynatrace, Mr. Burns was the President, Chief Financial Officer and Chief Operating Officer of iCAD Inc. (Nasdaq: ICAD) from April 2011 until September 2016. From April 2008 until May 2010, Mr. Burns was Senior Vice President, Chief Financial Officer of AMICAS, Inc. (Nasdaq: AMCS), and he was the Vice President of Finance and Corporate Development from November 2004 until March 2008. Mr. Burns holds a B.S. from Babson College and an M.B.A. from Babson College’s Franklin W. Olin Graduate School of Business.

Stephen J. Pace has served as our Senior Vice President, Global Sales since March 2016. Prior to this, Mr. Pace was the Senior Vice President, Global Sales for Raytheon Cyber Products, Inc., a subsidiary of Raytheon Company (NYSE: RTN), from January 2014 until February 2016. Prior to his role at Raytheon, Mr. Pace was Executive Vice President of Global Sales and Advisory Board Member at Rapid Focus Security, Inc. (d/b/a Pwnie Express), from January 2013 until January 2014 and he remained an advisor to the company until November 2019. He has also held various North American and Global Sales and Marketing roles with Seagate Software (acquired by Veritas), GeoTrust (acquired by Verisign), NaviSite (acquired by Time Warner), and IBM (NYSE: IBM). Mr. Pace holds a B.S. in Electrical Engineering, with honors, from Pennsylvania State University and has been an Advisory Board member since 2008 in the College of Information Science and Technology at Pennsylvania State University.

Bernd Greifeneder has served as our Senior Vice President, Chief Technology Officer since December 2014. Mr. Greifeneder co-founded dynaTrace Software GmbH in 2005, where he was the Chief Executive Officer until 2008, and the Chief Technology Officer until December 2014. Prior to this, Mr. Greifeneder held a variety of roles at Segue Software Inc. from January 1998 to February 2005, including Project Lead, Chief Technology Officer of Global Technologies and Chief Software Architect. Mr. Greifeneder holds a B.S. in Computer Science and an M.S. in Computer Science from Johannes Kepler Universität Linz, Austria.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

CORPORATE GOVERNANCE

Certain Sponsor Rights

We have a relationship with our equity sponsor, Thoma Bravo, LLC, or Thoma Bravo, who has made significant equity investments in us. As of July 1, 2021, Thoma Bravo beneficially owned 84,298,270 shares of our common stock, representing approximately 29.7% of our common stock. During 2021, 2020 and 2019, Messrs. Boro, Virnig, Zuber and Lines each served on our Board as nominees of Thoma Bravo.

Our charter provides that for so long as Thoma Bravo beneficially owns at least (i) 20% (but less than 30%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our board equal to the lowest whole number that is greater than 30% of the total number of directors (but in no event fewer than two directors); (ii) 10% (but less than 20%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our board equal to the lowest whole number that is greater than 20% of the total number of directors (but in no event fewer than one director); and (iii) at least 5% (but less than 10%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate one director to our board. As of July 1, 2021, pursuant to our charter, Thoma Bravo is entitled to nominate three of our directors. Our charter provides that when Thoma Bravo beneficially owns less than 30% of our outstanding shares of common stock, the Chair of our board will be selected by a majority of our directors, and Ms. Ward was selected as Chair by a majority of our directors.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board are as follows:

•High standards of personal and professional ethics and integrity.
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Skills, background and experience that are complementary to those of the existing board.
•The ability to assist and support management and make significant contributions to our success.
•An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The Nominating and Corporate Governance Committee will consider candidates properly recommended by security holders holding at least three (3%) of our common stock continuously for at least twenty four (24) months before the date of the recommendation. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that none of our directors (other than Mr. Van Siclen) has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange (NYSE). In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence and eligibility to serve on the committees of our Board, including the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Committees

Our Board has established a standing Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Cybersecurity Committee. Each of these committees operates under a charter that satisfies the applicable standards of the SEC and NYSE, if any. Each committee reviews its respective charter at least annually. As a result of the Nominating and Corporate Governance Committee's annual review of its charter, the Nominating and Corporate Governance Committee proposed certain amendments to its charter to the Board, which the Board approved.

A current copy of the charter for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Cybersecurity Committee is posted on the governance section of our website, https://ir.dynatrace.com/corporate-governance. We have adopted a Code of Business Conduct and Ethics that applies to our Board and all of our officers and employees. In addition, we have adopted Corporate Governance Guidelines that formalize certain fundamental board policies and practices. Both of these documents are posted on the governance section of our website, https://ir.dynatrace.com/corporate-governance.

Audit Committee

Stephen Lifshatz, James K. Lines, and Jill Ward serve on the Audit Committee, which is chaired by Mr. Lifshatz. Mr. Lines is not standing for re-election at the annual meeting, and as a result, his term as a director will end at the annual meeting, and Steve Rowland will replace Mr. Lines on the Audit Committee at that time. Our Board has determined that each member of the Audit Committee, including Mr. Rowland, is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated Mr. Lifshatz as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended March 31, 2021, the Audit Committee met eight times. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm to audit our financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions; and
•approving or, as required, pre-approving auditing and permissible non-audit services, other than de minimis non-audit services, and the terms of such services, to be performed by our independent registered public accounting firm.

Compensation Committee

Michael Capone, Stephen Lifshatz and James K. Lines serve on the Compensation Committee, which is chaired by Mr. Capone. Mr. Lines is not standing for re-election at the annual meeting, and as a result, his term as a director will end at the annual meeting, and he will be replaced by Kirsten Wolberg on the Compensation Committee at that time. Our Board has determined that each member of the Compensation Committee, including Ms. Wolberg, meets the requirements of a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act, and is “independent” for Compensation Committee purposes as that term is defined in the applicable SEC and NYSE rules. During the fiscal year ended March 31, 2021, the Compensation Committee met three times. The Compensation Committee’s responsibilities include:

•reviewing and approving the goals and objectives relating to the compensation of our executive officers, including any long-term incentive components of our compensation programs;
•evaluating the performance of our executive officers in light of goals and objectives of our compensation programs and determining each executive officer’s compensation based on such evaluation;
•reviewing and approving, subject, if applicable, to stockholder approval, our executive compensation programs;
•reviewing the operation and efficacy of our executive compensation programs in light of their goals and objectives;
•reviewing and assessing risks arising from our compensation programs;
•reviewing and recommending to the Board the appropriate structure and amount of compensation for our directors;
•reviewing and approving, subject, if applicable, to stockholder approval, material changes in our employee benefit plans; and
•establishing and periodically reviewing policies for the administration of our equity compensation plans.

Nominating and Corporate Governance Committee

Paul Zuber, Michael Capone, and Kenneth “Chip” Virnig serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Zuber. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” for Nominating and Corporate Governance Committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•identifying, evaluating and recommending qualified persons to serve on our Board;
•considering and making recommendations to our Board regarding the composition and chairs of the committees of our Board;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters and periodically reviewing such guidelines and recommending any changes;
•overseeing annual evaluations of our Board’s performance, including committees of our Board and management; and
•providing oversight of the Company’s strategy, policies, practices and reporting regarding environmental, social, and governance matters.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by our board members, including our chief executive officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates properly recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our Board is responsible for filling vacancies on our Board and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. Our Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with other members of our Board, with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. True Capital Partners, LLC has been retained to assist in identifying candidates for director nominees. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval to fill a vacancy or as director nominees for election to the Board by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. During the fiscal year ended March 31, 2021, the Nominating and Corporate Governance Committee did not meet formally, but met frequently in an informal basis and made recommendations to the board during board meetings, and took other actions through written consent.

Cybersecurity Committee

Paul Zuber, Michael Capone, Kenneth “Chip” Virnig and Kirsten Wolberg serve on the Cybersecurity Committee, which is chaired by Mr. Zuber. The Cybersecurity Committee’s responsibilities primarily include providing oversight of our policies, plans, and programs relating to cybersecurity and data protection risks associated with our products, services, and business operations; providing feedback on cybersecurity related matters, including but not limited to strategies, objectives, capabilities, initiatives, and policies; and oversight of other tasks related to our cybersecurity functions. From August 2019 to January 2021, the Cybersecurity Committee was a subcommittee of the Audit Committee. The Cybersecurity Committee was reconstituted as a committee of the Board in January 2021, and did not formally meet during the remainder of the fiscal year ended March 31, 2021.

Board and Committee Meetings Attendance

Our Board met eighteen times during fiscal year 2021. During fiscal year 2021, each member of the Board attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. Six out of eight of our then-serving directors attended our 2020 annual meeting.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors, employees and certain designated consultants and contractors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership. Any waiver of this policy requires the approval of our Audit Committee. To date, no such requests have been made or approved.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the governance section of our website, which is located at https://ir.dynatrace.com/corporate-governance. We intend to disclose any amendment or waiver of a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions, by posting such information on our website available at https://ir.dynatrace.com and/or in our public filings with the SEC.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of board chair is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chair, particularly as the Board’s oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chair and chief executive officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day to day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The Audit Committee has undertaken a comprehensive enterprise risk management program to identify, prioritize as to likelihood and magnitude, and continuously monitor the various risks that we face and how they are being addressed. The full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Environmental, social and governance (ESG) commitments

We are committed to making a positive global impact today and will continue to assess and enhance our environmental, social and governance (ESG) strategy and disclosures to meet the needs of our stakeholders moving forward. This additional information below related to our ESG initiatives is supplemental to both the information included in this Corporate Governance section and the information contained in our Annual Report on Form 10-K under the heading “ Human Capital Management – Diversity and Inclusion”.

We have adopted a human rights policy based on international standards, and global approaches to environmental sustainability, diversity and inclusion. Our expectations in these areas for suppliers are also reflected in our supplier code of conduct, adopted in July 2021. These commitments and policies are available at https://www.dynatrace.com/company/sustainability/.

As noted elsewhere in the proxy, our ESG strategy and related disclosures are under the oversight of the Nominating and Corporate Governance Committee of the Board as reflected in its charter and reviewed at least annually and more frequently as needed.

Environmental

Minimizing our carbon footprint is important to our customers, employees, and stockholders. Dynatrace is committed to protecting the environment by monitoring and managing our business operations to better understand and continuously improve our impact on the environment. We strive to reuse or recycle our corporate IT equipment (computers, phones, etc.) across all our global office locations, and follow international guidelines for disposal of electronic waste. Asset recycling is completed through our third-party vendor, Dell Technologies, whose asset recovery services follow all local guidelines for asset disposal.

Several of our office locations, including our Waltham, MA headquarters, are powered by 100% renewable energy. All our office space is leased, and in retaining office space we prioritize space in LEED certified buildings (or a local equivalent). We are also investigating additional ways to prioritize clean energy, reduce water usage, and increase the adoption of environmentally sustainable practices.

Social

Global Inclusion & Diversity. We are focused on building an inclusive culture and sustaining a diverse workforce through a variety of company initiatives, such as training for employees around diversity and inclusion-related topics designed to create a culture of belonging. As we continue to grow, we embrace teammates with unique perspectives and backgrounds which allows us to broaden our ability to creatively problem-solve and develop products that work for our customers globally.

Additionally, Dynatrace continues to be recognized as an employer of choice earning awards around the globe in 2020 and 2021. Some notable awards include being named one of the Top 10 Highest-Rated Cloud Companies to Work For by Battery Ventures & Glassdoor; #1 IT company in Austria, #1 Company in Upper Austria and #6 Company overall in Austria ranked by Trend in cooperation with Statista, Kununu, and XING; Top Workplaces USA; BuiltIn Boston’s Best Large Companies to Work For; and Detroit Free Press’ Top Workplace list. Dynatrace was also honored in a number of categories by Comparably’s workplace awards including Best CEOs, Best Company Outlook, Best Company Global Culture and Best Places to Work in Boston.

Community Involvement. We strive to be an active contributor in the communities where our employees, live and work. Dynatrace employees have the opportunity to participate in our volunteer paid time-off program and work with charitable organizations they are passionate about. Additionally, our regional office locations host volunteer days with valued local organizations.

Governance

Board Diversity. We believe it is essential to have directors representing diversity in many dimensions of background and experience. In 2021, Jill Ward was appointed the independent Board Chair and Kirsten Wolberg was added as a new independent director, increasing the representation of women on our Board.

Information Security

Information security has become one of the most valuable assets of modern businesses and protecting it, in an ever-changing threat landscape, requires a multi-tiered approach.

We are focused on security, compliance and privacy measures to meet industry and regulatory expectations to secure our customers’ data. Dynatrace runs on the Amazon Web Services (AWS) cloud-computing service and benefits from Amazon’s secure data centers, which are certified for ISO 27001, PCI-DSS Level 1, and SOC 1 / SSAE-16. We provide security awareness and data protection training and continuously hone our detection and response capabilities. We test the robustness of our platform through internal and external security assessments, including penetration tests conducted by certified independent auditors, maintaining a SOC2 Type II certification and FedRAMP authorization, and source code reviews.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our Compensation Committee or their affiliates.

Communication with the Directors of Dynatrace

Any interested party with concerns about our company may report such concerns to our Board by submitting a written communication to the attention of the Board as a whole or to one or more individual directors by name, at the following address:

Dynatrace, Inc.
1601 Trapelo Road, Suite 116
Waltham, MA 02451
United States
Attn: General Counsel

Communications to the Board may also be sent to CorporateSecretary@dynatrace.com. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

We will forward such communication to each director to who such communication is addressed, and to the Chair of the Board in his or her capacity as representative of the Board. Our General Counsel will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concert to stockholders or other constituencies of the Company, solicitations, advertisements, surveys, “junk” mail or mass mailings.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Dynatrace regarding accounting, internal accounting controls, audit matters, fraud, financial misconduct or potential violations of our code of conduct, including the confidential, anonymous submission by employees of concerns regarding such matters. Dynatrace has also established a telephone number for the reporting of such activity, which is 800-916-7037 (toll free in the United States) or a complaining party may submit a confidential memorandum to the Audit Committee by sending a letter c/o Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451; Attention: Audit Committee Chair.

Director Compensation

The table below presents the total compensation for each person who served as a non-employee director during fiscal year 2021.
Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors. During fiscal year 2021, Mr. Van Siclen, our Chief Executive Officer, was a member of our Board, as well as an employee, and received no additional compensation for his services as a director. See the section titled “Executive Compensation” for more information about Mr. Van Siclen’s compensation for fiscal year 2021. In addition, our non-employee directors receive an annual cash retainer payable quarterly, reflected below. For most of fiscal year 2021, half of our non-employee directors represented Thoma Bravo.

Name (1)	Fees Earned or Paid In Cash ($) (2)	Stock Award ($) (3)	All Other Compensation ($)	Total ($)
Seth Boro	42,500	200,600	—	243,100
Michael Capone(4)	55,963	200,600	—	256,563
Stephen Lifshatz	55,000	200,600	—	255,600
James K. Lines (5)	52,500	200,600	12,375(6)	265,475
Kenneth “Chip” Virnig(4)(7)	44,296	200,600	—	244,896
Jill Ward(4)	51,738	200,600	—	252,338
Kirsten Wolberg (8)	1,700	401,450		403,150
Paul Zuber (4)(5)	55,000	200,600	—	255,600

(1)Messrs. Boro and Virnig are representatives of Thoma Bravo LLC and the Thoma Bravo Funds. Mr. Lines is a senior operating partner of Thoma Bravo LLC, and Mr. Zuber is an operating partner of Thoma Bravo LLC.
(2)Amounts represent cash compensation earned during fiscal year 2021 for services rendered by each member of the Board of Directors. The amounts are based on their service on the Board and each committee, pro-rated based on the days served during the 2021 fiscal year.
(3)The amounts represent the aggregate grant date fair value of restricted stock units granted to our directors during fiscal year 2021, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on May 28, 2021. As of March 31, 2021, each of Messrs. Boro, Lines, Virnig, and Zuber held 5,000 unvested restricted stock units, each of Messrs. Capone and Lifshatz held 20,625 unvested restricted stock units and Ms. Ward held 16,962 unvested restricted stock units. Upon joining the Board, Ms. Wolberg received an initial grant of 7,400 unvested restricted stock units, all of which are unvested as of March 31, 2021.
(4)Effective January 22, 2021, Ms. Ward was appointed Chair of the Board, and the Cybersecurity Committee was formed and Messrs. Zuber, Capone and Virnig were appointed to that Committee. Each received a retainer upon their appointment pro-rated for the days served during the 2021 fiscal year.
(5)Messrs. Lines and Zuber are not employees of Thoma Bravo LLC, its affiliates or the Thoma Bravo Funds. Messrs. Lines and Zuber are considered independent contractors of Thoma Bravo and may have business or investment activities unrelated to Thoma Bravo.
(6)This amount is for healthcare benefits paid through December 31, 2020.

(7)Mr. Virnig resigned from the Audit Committee effective August 1, 2020.
(8)Ms. Wolberg was appointed to the Board and Cybersecurity Committee on March 17, 2021. Ms. Wolberg received an initial equity grant upon joining the Board and a retainer pro-rated for the days served during the 2021 fiscal year.

Non-Employee Director Compensation Policy

Our Non-Employee Director Compensation Policy is designed to ensure that the compensation of non-employee directors aligns the directors’ interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our directors are fairly compensated. Employee directors do not receive additional compensation for their services as directors. This policy is also intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors.

Under the policy, upon initial election or appointment to the Board, new non-employee directors shall receive a restricted stock unit award with a value of $400,000 (which may be pro-rated at the discretion of the Board), 25% of which will vest upon the one year anniversary of the grant date and the balance will vest ratably over twelve equal quarterly installments, or the Initial Grant. In each subsequent year of a non-employee director’s tenure, the non-employee director will receive a restricted stock unit award with a value of $200,000, which will vest in full upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders. Vesting of any equity award will cease if a director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines that circumstances warrant continuation of vesting. In addition, all such awards are subject to full accelerated vesting upon the change in control of our Company (as defined in the policy).
In addition, each non-employee director is paid an annual retainer of $35,000 for their services. Such cash retainers are paid in quarterly installments, and may be pro-rated based on the number of actual days served by the director during such calendar quarter. Ms. Ward, as Chair of the Board, receives an annual retainer of $35,000 (pro-rated from her appointment on January 22, 2021).

Committee members also receive additional annual retainers. These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees. These committee retainers are as follows:

Committee	Member Annual Fee	Chair Annual Fee
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Cybersecurity Committee	$5,000	$10,000

Director Ownership Guidelines

In July 2021, our Board of Directors adopted equity ownership guidelines to further align the interests of our directors with those of our stockholders. Under the guidelines, our directors are expected to hold common stock valued at a multiple of five (5) times their current annual cash retainer fee for board service within five (5) years of becoming subject to the guidelines. For purposes of these guidelines, stock ownership only includes shares for which the director has direct or indirect ownership or control, but does not include unexercised stock options, unvested restricted stock units and other unvested, unsettled and/or unexercised equity awards.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, and subject to compliance with the terms of our insider trading policy.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP
AS DYNATRACE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING MARCH 31, 2022

Our stockholders are being asked to ratify the appointment by the Audit Committee of the Board of BDO USA, LLP as our independent registered public accounting firm to perform the auditor of our consolidated financial statements, including internal controls over financial reporting, for the fiscal year ending March 31, 2022. BDO USA, LLP has served as independent registered public accounting firm for Dynatrace since 2015.

The Audit Committee is solely responsible for selecting Dynatrace’s independent registered public accounting firm for the fiscal year ending March 31, 2022. Stockholder approval is not required to appoint BDO USA, LLP as Dynatrace’s independent registered public accounting firm. However, the Board believes that submitting the appointment of BDO USA, LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain BDO USA, LLP. If the selection of BDO USA, LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Dynatrace, Inc. and its stockholders.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Dynatrace incurred the following fees from BDO USA, LLP for the audit of the consolidated financial statements and for other services provided during the years ended March 31, 2021 and 2020.

	2021	2020
Audit fees (1)	$3,464,501	$2,717,754
Audit related fees (2)	$30,025	$23,049
Tax fees (3)	$73,521	$68,343
All other fees	—	—
Total fees	$3,568,047	$2,809,146

(1)Audit fees consist of fees for professional services performed for the audit of our annual consolidated financial statements and the required review of quarterly consolidated financial statements and other procedures performed by the independent registered accounting firm in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered accounting firm in connection with statutory and regulatory filings or engagements, including SEC registration statements associated with offerings.
(2)Audit-related fees consist of fees for assurance and related services that traditionally are performed by independent registered accounting firm that are reasonably related to the performance of the audit or review of the financial statements. Audit related fees in the above table represent fees related to certain services associated with statutory financial statements for our international subsidiaries.
(3)Tax fees consist of fees for all professional services performed by professional staff in our independent registered accounting firm’s tax division, except those services related to the audit of our consolidated financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below, except for services for which the aggregate cost is below a specified de minimus dollar amount.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2021 and 2020 fiscal years, no services were provided to us by BDO USA, LLP other than in accordance with the pre-approval policies and procedures described above.

Our Board recommends voting “FOR” Proposal No. 2 to ratify the appointment of BDO USA, LLP as Dynatrace’s independent registered public accounting firm for the fiscal year ending March 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board comprised solely of financially literate independent directors as required by the listing standards of the New York Stock Exchange and the rules and regulations of the SEC. The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board.

Management is responsible for the preparation of our financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as more specifically set forth in its charter.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended March 31, 2021. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DYNATRACE, INC.
Stephen Lifshatz, Chairman
James K. Lines
Jill Ward

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 – NON-BINDING, ADVISORY VOTE ON
THE FREQUENCY OF ADVISORY VOTES ON
NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking a non-binding, advisory determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide a non-binding, advisory approval of the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every year (“1 YEAR” on the proxy card), every two years (“2 YEARS” on the proxy card) or every three years (“3 YEARS” on the proxy card), or to abstain on the matter.

After careful consideration, our Board recommends that an advisory vote on named executive compensation should be held annually. Annual votes will provide our Board and the Compensation Committee with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Accordingly, an annual executive compensation advisory vote will complement the annual focus of our proxy statement disclosure and provide our Board and the Compensation Committee with the clearest and most timely feedback of the three frequency options. Additionally, an annual named executive compensation advisory vote is consistent with our policy of reviewing our compensation programs annually, as well as considering input from our stockholders on corporate governance and executive compensation matters. This feedback may then be considered by the Board and the Compensation Committee in their annual decision-making process. For these reasons, we believe an annual vote would be the best governance practice for our Company at this time.

This vote is advisory, and therefore not binding on our Board or Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.

Vote Required

Stockholders will not be voting to approve or disapprove of the recommendation of our Board. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two or three years, or abstaining). The frequency that receives the highest number of votes from the voting power of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency selected by our stockholders.

As an advisory vote, this proposal will not be binding on us, our Board or our Compensation Committee in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board. Our Board may decide that it is in the best interests of us and our stockholders to hold a non-binding, advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the non-binding, advisory nature of this vote, our Board values the opinions of our stockholders, and will consider the outcome of the vote when setting the frequency of the non-binding, advisory vote on named executive compensation.

Our Board recommends voting for “1 YEAR” on Proposal No. 3 as the preferred frequency for future non-binding, advisory stockholder votes regarding the compensation of the named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program as it relates to the following “named executive officers”:

•John Van Siclen, our Chief Executive Officer
•Kevin Burns, our Senior Vice President, Chief Financial Officer
•Stephen J. Pace, our Senior Vice President, Worldwide Sales
•Bernd Greifeneder, our Senior Vice President, and Chief Technology Officer

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Business Overview and Fiscal Year 2021 Performance Highlights

We are a growing, global technology company that delivers the market-leading software intelligence platform, purpose-built for dynamic, multi-cloud environments. The goal of our compensation programs is to ensure that the interests of our employees, including our named executive officers, are aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.
During fiscal year 2021, we made significant progress on our business goals, with strong results across all our key operating metrics, including the following achievements that impacted executive compensation:

•Annual Recurring Revenue*, our leading top line metric for the business, was $774 million, growing 35% year-over-year;
•Total revenue was $704 million, representing 29% year-over-year growth;
•Subscription revenue, now 93% of total revenue, growing 34% year-over-year; and
•Non-GAAP operating income * was $207 million, or 29% of revenue, with Non-GAAP earnings per share* of $0.63 per diluted share.

•* See below under the heading "A Note on non-GAAP Measures & Key Metrics".

We provide our executive officers with a significant portion of their compensation through cash incentive compensation determined based upon the achievement of financial performance metrics, as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will be directly related to our financial and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our financial and operational performance.

As described in more detail below, under the heading “Fiscal Year 2021 Annual Incentive Program,” based on our performance during fiscal year 2021, our Compensation Committee and Board of Directors determined that we achieved over 100% of our company goals for fiscal year 2021.

A Note on Non-GAAP Measures & Key Metrics

As further described below, our executives are in certain ways measured and rewarded based on the Company's or their personal achievement of certain non-GAAP financial measures, including Adjusted EBITDA and non-GAAP operating income, and certain operational metrics, such as Annual Recurring Revenue. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are provided in Appendix A, "Reconciliation of Non-GAAP Measures".

Adjusted EBITDA is defined as Net Income (loss) adjusted by removing the impact of our capital structure (net interest income or expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, restructuring and other gains and losses, transaction and sponsor related costs, gains and losses on foreign currency, stock-based compensation and employer payroll tax expense related equity incentive plans.

Non-GAAP Operating Income is defined as operating income adjusted to exclude share-based compensation, employer payroll taxes on employee stock transactions, amortization of other intangibles and certain restructuring and other gains and losses.

Annual Recurring Revenue is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of total Annual Recurring Revenue any revenues derived from month-to-month agreements and/or product usage overage billings.

Fiscal Year 2021 Executive Compensation Program Highlights

Highlights of our fiscal year 2021 executive compensation program include:

•Base salaries that are competitive with those offered by our peer companies;
•Annual cash bonuses contingent on the achievement of corporate financial performance, targeted at a percentage of each executive’s base salary, with payout on a sliding scale depending upon the degree to which we achieve our corporate financial goals;
•Equity awards, comprised of a combination of restricted stock units and stock options, the value of which rises as our stock price rises, and that align the interests of our executives with those of our stockholders; and
•Competitive benefits that enable our executives to maintain their health and welfare, and to save for their retirement.

Fiscal Year 2022 Executive Compensation Program

In April 2021, in order to more closely tie the compensation of our executive officers to Company performance, and consistent with our pay-for-performance philosophy, we introduced performance-based RSUs (“PSUs”) into our fiscal 2022 equity program for our executives. We intend for PSUs to continue to be a component of our executive incentive compensation in future years.

Annual 2022 PSUs

For annual equity awards to our executives in fiscal year 2022, our Compensation Committee granted 50% of the awards in the form of time-based RSUs, and 50% in the form of PSUs (the “Annual 2022 PSUs”). The number of shares that may be earned pursuant to the Annual 2022 PSUs is based 60% upon the Company’s achievement of an annual recurring revenue (“ARR”) target, and 40% upon the Company’s achievement of a non-GAAP operating income (as defined above under the heading Executive Summary – A Note on Non-GAAP Measures & Key Metrics) target. The weighting, payout threshold and maximum percentages with respect to the Annual 2022 PSUs are set forth below:

	Threshold (% of Target)	Maximum (% of Target)	Weight
ARR	95%	110%	60%
Non-GAAP Operating Income	90%	120%	40%
Payout Limits	50%	150%

The targeted ARR growth for the Annual 2022 PSUs reflects a level of achievement that we believe would exceed investor expectations and drive significant stockholder value creation.

No Annual 2022 PSUs will be earned with respect to any metric if the applicable “Threshold” is not achieved, and the overall number of shares that may be earned shall not exceed 150% of the target award. Once any of the Annual 2022 PSUs are earned, they are then also subject to time-based vesting, with 25% of the earned Annual 2022 PSUs vesting on the first anniversary of the grant date, and with the remainder vesting in twelve equal quarterly installments over the following three years.

Special PSUs

In April 2021, our Compensation Committee granted a one-time special PSU grant to our executives (the “Special PSUs”). These grants were awarded in recognition of the importance of retaining our executives over the long-term. The Special PSUs vest in three equal installments, with one-third of the Special PSUs eligible to vest on each of the first three anniversaries of the date of grant, subject to the Company’s achievement of an ARR target for the specified fiscal year and provided that the executive officer remains employed by the Company through the applicable vesting date. The payout threshold and maximum percentages with respect to the Special PSUs is set forth below:

	Threshold (95% of ARR Target)	Maximum (110% of ARR Target)
Payout Limits per Year	50%	150%

The targeted ARR growth for the Special PSUs reflects a level of achievement that we believe would exceed investor expectations and drive stockholder value creation. Our Compensation Committee considers the Special PSUs a valuable tool for retaining and motivating executives through a critical phase of our Company’s growth, building on the significant stockholder value creation from our Initial Public Offering ("IPO") in 2019 and providing incentive for growth in the upcoming time horizon.

No Special PSUs will vest with respect to any year if the Company fails to achieve 95% of the applicable target ARR for that year, and the overall number of shares that may be issued pursuant to the Special PSUs with respect to any year shall not exceed 150% of the target award for such year. The Special PSUs are not carried forward from year to year – if the Special PSUs are not earned in any given year, they are terminated for that year.

Overview of Executive Compensation Program

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary goals:

•attract, motivate and retain top-performing senior executives;
•establish compensation opportunities that are competitive and reward performance; and
•align the interests of our senior executives with the interests of our stockholders to drive the creation of sustainable long-term value.

Executive Compensation Program Design

Our executive compensation program is designed to be reasonable and competitive, and balance our goal of attracting, motivating, rewarding and retaining top-performing senior executives with our goal of aligning their interests with those of our stockholders. The Compensation Committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business.

The compensation of our named executive officers in fiscal year 2021 consisted of the following elements:

Compensation Element	Purpose	Features
Base salary	To provide a fair and competitive base level of compensation for services rendered	Fixed annual salary targeted at or above the 50th percentile of our peer group
Annual Short-Term Incentive Compensation	To motivate and reward for achievements relative to our goals and expectations for each fiscal year
Annual cash bonus with payment of a targeted amount contingent on achievement of corporate financial results, with payout on a sliding scale depending on over or under-achievement of corporate financial results

Equity Incentive Compensation	To align executives’ interests with those of our stockholders and provide an incentive for our executives to remain with us	Combination of restricted stock units and stock options that vest over time. With stock options, our executives can realize value only to the extent that the market price of our common stock increases
Other Benefits	To provide market-competitive benefits to enable our executives to maintain their health and welfare, and to save for their retirement	Benefit plans such as medical, dental, and life and disability insurance plans; 401(K) plan; we do not provide material executive perquisites or supplemental executive benefits

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don’t Do
✓Maintain an industry-specific peer group for benchmarking pay

✓Target pay based on market norms

✓Deliver executive compensation primarily through performance-based pay (cash and equity)

✓Offer market-competitive benefits for executives that are consistent with the rest of our employees

✓Consult with an independent compensation consultant on compensation levels and practices

× Allow hedging or pledging of equity

× Allow for re-pricing of stock options

× Provide excessive perquisites

× Provide supplemental executive retirement plans

× Provide tax gross-up payments for any change-of-control payments

Governance of Executive Compensation Program

Role of our Compensation Committee and Board of Directors

The Compensation Committee discharges many of the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our named executive officers. The Compensation Committee oversees and evaluates our compensation and benefits policies generally, and the compensation plans, policies and practices applicable to our CEO and other executive officers. As described below, the Compensation Committee retains a compensation consultant to provide support in its review and assessment of our executive compensation program.

At the beginning of each fiscal year, the Compensation Committee reviews and approves the primary elements of compensation including, base salary increases, annual cash bonuses, and annual equity awards—for each of our named executive officers. In addition, the Compensation Committee may deem it advisable to review and approve subsequent compensation opportunities for our executive officers, including our named executive officers.

Role of our Chief Executive Officer and Other Executive Officers

Our senior human resources and legal executives support the Compensation Committee in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our CEO, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives.

Our CEO also evaluates the performance of our executive officers and provides recommendations to our Compensation Committee regarding the compensation of our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our Named Executive Officers. None of our executive officers attends any portion of Compensation Committee meetings at which his or her compensation is discussed.

Role of the Compensation Consultant

For fiscal year 2021, our Compensation Committee engaged Compensia as its independent compensation consultant, to advise on executive compensation matters including: overall compensation program design, peer group development and updates, and benchmarking executive officer and board of director compensation programs. Compensia reports directly to our compensation committee. Our compensation committee has assessed the independence of Compensia consistent with NYSE listing standards and has concluded that the engagement of Compensia does not raise any conflict of interest.

Use of Competitive Market Data and Peer Groups

The Compensation Committee directs Compensia to provide it with competitive market data and analysis based on a select group of peers and companies and published compensation survey data, as well as information about current market practices and trends, compensation structures and peer group compensation ranges. The competitive market data Compensia provides is based on a compensation peer group selected and approved by the Compensation Committee with input and guidance from Compensia and published compensation survey data in cases where there is insufficient data for specific executive positions with the peer group companies. The compensation peer group is comprised of companies that are considered similar to us at the time of selection based on industry, business focus, and various financial criteria, including revenue, profitability, market capitalization and revenue growth rate.

Based on these criteria, our peer group for fiscal year 2021, as approved by our Compensation Committee, was comprised of the following 16 companies:

Alteryx	Cornerstone OnDemand	New Relic	Proofpoint
Aspen Technology	HubSpot	Paycom Software	PTC
Ceridian HCM Holding	Mimecast	Paylocity Holding	Qualys
Cloudera	MongoDB	Pegasystems	SolarWinds

We believe that the compensation practices of our fiscal year 2021 peer group provided us with appropriate compensation data for evaluating the competitiveness of the compensation of our named executive officers during 2021.

Notwithstanding the similarities of the 2021 peer group to Dynatrace, due to the nature of our business and our industry, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. In fiscal 2021, our Compensation Committee generally targeted cash compensation for our executive officers at or above the 50th percentile of our 2021 peer group and long-term incentive compensation at or above the 50th percentile of our 2021 peer group. Although the Compensation Committee and the Board of Directors targeted compensation per the above, they also considered other criteria, including market factors, the experience level of the executive and the executive’s performance against established company and individual goals, in determining variations to this general target range.

Compensation-Setting Factors

Our Board of Directors and Compensation Committee review compensation annually for all our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee and the Board of Directors consider compensation for comparable positions in the market, the historical compensation levels of our executives, company-wide and individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders, and the desire to incent a long-term commitment to our Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of base salary, bonus and long-term equity incentives.

Our Compensation Committee has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee discusses and ultimately approves the base salaries and cash incentive bonuses for our executive officers without members of management present. The Compensation Committee also reviews its decisions with the full Board of Directors, and considers any input received.

When reviewing and approving the amount of each compensation element and the target total compensation opportunity for our executive officers, the Compensation Committee considers the following factors:

•our performance against the annual corporate goals established by the Compensation Committee and our Board of Directors in consultation with management;
•each executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;
•the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;
•the performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance, ability to lead his or her department and work as part of a team, all of which reflect our core values;
•compensation parity among our executive officers;
•our retention goals;
•our financial performance relative to our peers;
•the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•the recommendations provided by our CEO with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decisions for each of our executive officers, including our named executive officers. The Compensation Committee does not assign relative weights or rankings to these factors, and do not consider any single factor as determinative in the compensation of our executive officers. Rather, the Compensation Committee and our Board of Directors, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions.

Consideration of Say-On-Pay Advisory Vote

In prior years, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended; therefore, we were not required to hold a non-binding, advisory vote on the compensation of our named executive officers (a “Say-on-Pay” vote). We will hold our first Say-on-Pay vote at our 2022 annual meeting. Because we value the opinions of our stockholders, the Board of Directors and the Compensation Committee will consider the outcome of the “Say-on-Frequency” vote described in Proposal No. 3 of this Proxy Statement and the related Say-on-Pay vote at our 2022 annual meeting, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future.

Primary Elements of Executive Compensation Program

Base Salary

We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. Typically, at the beginning of each fiscal year, the Compensation Committee reviews base salaries for our executive officers, including our named executive officers, to determine if an increase is appropriate. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities. Our Compensation Committee has historically determined our executives’ base salaries. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer.

Fiscal 2021 Base Salary

In the first quarter of fiscal 2021, having concern for the potential disruption to our business that appeared possible as a result of the COVID-19 pandemic, our Compensation Committee decided to defer evaluation of our executive officers' cash compensation (base and bonus) until the effect of the pandemic on our business was better understood. In the second quarter of fiscal 2021, after considering the anticipated effect of the COVID-19 pandemic on our business, our Compensation Committee approved merit increases in base salary for Messsrs. Burns and Greifeneder, effective August 1, 2020. The table below sets forth the adjustments to base salary for each of our named executive officers:

Name	Fiscal Year 2020 Base Salary ($)	Fiscal Year 2021 Base Salary ($)	% Change
John Van Siclen	575,000	575,000	—%
Kevin Burns	385,000	415,000	7.79%
Stephen Pace	400,000	400,000	—%
Bernd Greifeneder(1)	330,900	361,482	9.24%

(1)For Mr. Greifeneder, the amounts reported are based on an exchange rate of EUR 1.00:USD $1.172 as of March 31, 2021 and EUR 1.00:USD $1.103 as of March 31, 2020 as set forth on Bloomberg.

Annual Short-Term Incentive Plan

Our cash incentive bonus plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual base salary. Following the end of each fiscal year, our Compensation Committee makes recommendations with respect to, and our Board of Directors approves, annual cash incentive bonuses for our named executive officers. The dominant considerations in determining cash incentive bonuses is our financial performance relative to our plan and achievement of corporate objectives for the year; but our Compensation Committee also considers the individual executive’s handling of unplanned events and opportunities; and the Chief Executive Officer’s input with respect to the performance of our Company and other executives.

Target Annual Bonuses

At the beginning of each fiscal year, the Compensation Committee reviews and approves the target annual bonus for each of our executive officers, including our named executive officers. The Compensation Committee considers the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above, with an emphasis on market data from our compensation peer group for comparable positions. Target annual bonuses are determined with respect to the same corporate objectives and formula for all of our executive officers, including our named executive officers, who are at the same level, and represent a specific percentage of annual base salary (except that for Mr. Pace a portion of his bonus is determined with respect to the Company's worldwide bookings).

Fiscal Year 2021 Corporate Performance Targets

When designing the Company's executive bonus plan for the 2021 fiscal year (the "2021 Bonus Plan"), the Compensation Committee determined that the 2021 Bonus Plan should align the interests of our executives with those of our investors, and reward performance that would increase the value of the Company to our stockholders. Accordingly, in April 2020, the Compensation Committee decided that payments under the 2021 Bonus Plan would depend on the Company's achievement of Revenue and Adjusted EBITDA (as defined above under the heading Executive Summary – A Note on Non-GAAP Measures & Key Metrics) targets for fiscal 2021, with each measure weighed 50%, as follows:

Measure	Threshold			Maximum
	Percentage	Value ($000s)	On-Target Value ($000s)	Percentage	Value ($000s)	Weighting
Revenue	90%	594,016	660,018	120%	792,021	50%
Adjusted EBITDA	90%	169,251	188,057	120%	225,668	50%

Under the 2021 Bonus Plan, no bonus was payable with respect to a particular measure (Revenue or Adjusted EBITDA) if the percentage achievement was below the threshold (90%) for the applicable target. If either Revenue or Adjusted EBITDA was achieved at 90% of the target, the payout with respect to that measure was 50% of the target bonus. The maximum total payout, if the Company achieved 120% or more of both targets combined, could not exceed 150% of the executives' on-target bonuses.

Actual Achievement	Payout
Below 90%	0%
100%	100%
120% or greater	150%

For Mr. Pace, 30% of his on-target bonus was determined as provided under the 2021 Bonus Plan, and 70% of his bonus was determined as a commission on the Company's total bookings, as follows:

Achievement Range		Commission Rate
Percentage	Bookings ($ M)	Rate	Renewals & Conversions Rate
0 – 100%	0 – 275	0.0732%	0.0278%
100 – 105%	275 – 289	0.0915%
105% – 110%	289 – 303	0.1098%
110+%	303+	0.1281%

The applicable commission percentage was determined according to cumulative bookings, and commissions were earned on the rate applicable for only the portion of the annual quota attained on a per-tier basis, even if the value of a single transaction crossed multiple bands. The higher commission rates were not applied retroactively to the lower tiers. For purposes of Mr. Pace's commission plan, “bookings” was, for each contract signed with a customer during the fiscal 2021, the total amount payable under over the entire term of the contract divided by the total number of days in the term of the contract, then multiplied by 365.

Fiscal Year 2021 Target Annual Bonuses

In the first quarter of fiscal 2021, having concern for the potential disruption to our business that appeared possible as a result of the COVID-19 pandemic, our Compensation Committee decided to defer evaluation of our executive officers' cash compensation (base and bonus) until the effect of the pandemic on our business was better understood. In July, 2020, after considering the anticipated effect of the pandemic on our business, the Compensation Committee reviewed the base salaries and target annual bonuses of our executive officers, including our named executive officers. The Compensation Committee considered the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above, particularly the market data from the companies in the compensation peer group, and approved the fiscal year 2021 target annual bonuses of our named executive officers below:

Named Executive Officer	Fiscal Year 2020 Target Bonus (% of base Salary)	Fiscal Year 2021 Target Bonus (% of base Salary)
John Van Siclen	100%	100%
Kevin Burns	60%	70%
Stephen Pace (1)	100%	100%
Bernd Greifeneder	60%	60%

(1)Mr. Pace's bonuses for both fiscal years 2020 and 2021 were targeted at 100% of his base salary, of which 30% was based on the same corporate objectives as the other executive officers, and 70% was based on bookings.

Fiscal Year 2021 Annual Cash Bonuses

In April 2021, the Compensation Committee determined that the Company had achieved an average of 111% of its corporate goals, and 108% of its bookings goals, described above under Fiscal Year 2021 Corporate Performance Targets for the fiscal year ended March 31, 2021, as follows:

Performance Measure	Target (000s)	Achievement (000s)	Achievement %	Payout %
Revenue	$660,018	$703,509	106.6%	116.5%
Adjusted EBITDA	$188,057	$218,155	116.0%	140.0%
Bookings	$278,100	$300,091	107.9%	115.9%

In light of such achievement, the percentage of base salary and the actual cash incentive bonus amounts as a percentage of base salary were approved by our Compensation Committee and paid to our named executive officers with respect to performance against the corporate performance measures (Revenue and Adjusted EBITDA) in fiscal year 2021 are set forth in the table below.

Named Executive Officer	Fiscal Year 2021 Target Cash Incentive Award (% of 2021 Base Salary)	Fiscal Year 2021 Target Cash Incentive Award Opportunity ($)	Fiscal Year 2021 Cash Incentive Award Payment ($)	Fiscal Year 2021 Actual Cash Incentive Award Payment (% of 2021 Target Cash Incentive Award Opportunity)
John Van Siclen	100%	575,000	737,392	128%
Kevin Burns	70%	290,500	372,543	128%
Stephen Pace (1)	30%	120,000	153,891	128%
Bernd Greifeneder	60%	216,890	278,144	128%

(1)In addition, Mr. Pace earned $324,542 in commissions in fiscal 2021, representing 70% of the portion of his incentive compensation based on achievement of the bookings target.

Long-Term Incentives

Our long-term program is designed to:

•align executives’ interests with those of our stockholders by providing incentives (stock options) that will only have value if our share price rises;
•align executives’ interests with those of our stockholders by providing incentives (restricted stock units) that will increase in value if our share price rises; and
•provide a meaningful incentive for our executives to remain with us for the long-term.

The market for qualified and talented executives in the is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Equity Awards: Restricted Stock Units and Stock Options

We grant restricted stock units and stock options to our executives to align their interests with those of our stockholders and as an incentive to remain with us. The value of these awards is entirely dependent on the price of our common stock. With stock options, our executives can realize value only to the extent that the market price of our common stock increases during the period following the grant of the option and while the option is outstanding.

In May 2020, in recognition of achievements and performance during fiscal year 2020 and in order to align our executives' interests with those of our stockholders and provide financial incentives for our executives to remain with the Company, our Compensation Committee approved the grant of time-vested restricted stock awards and stock options under our 2019 Equity Incentive Plan (the “2019 Plan”) to each of our named executive officers. The option exercise price of all stock options is equal to the fair market value of our common stock on the date of grant. Each of the time-based stock awards, both restricted stock units and stock options, granted to our named executive officers in fiscal year 2021 vests over four years, with 25% of the shares vesting on the first anniversary of the date of grant and the remainder vesting in twelve equal quarterly installments over the following three years, provided that the executive officer remains employed by the Company through the applicable vesting date. The following table sets forth the number of shares of common stock issuable upon exercise of time-based stock options granted to our named executive officers in fiscal year 2021:

Named Executive Officer	Grant Date	Option Award (# Shares)	Time-Based RSUs (# Shares)
John Van Siclen	May 15, 2020	283,600	107,600
Kevin Burns	May 15, 2020	118,200	44,900
Stephen Pace	May 15, 2020	118,200	44,900
Bernd Greifeneder	May 15, 2020	106,400	40,400

Benefits and Other Compensation

Health and Welfare Benefits

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans that are generally available to all of our employees working in the same country, subject to the satisfaction of certain eligibility requirements, such as medical, dental, and life and disability insurance plans. We pay, on behalf of our employees, all or a portion of the premiums for health, life and disability insurance.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for eligible employees in the United States to save for retirement on a tax advantaged basis. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code. Our 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. The retirement plan is intended to qualify under Section 401(a) of the Internal Revenue Code. We match 50% of employees’ contributions to the 401(k) Plan up to 6% of compensation. Employees are 100% vested in their contributions to the 401(k) plan.

Perquisites

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make him more efficient and effective, and for recruitment, motivation or retention purposes.

Other Benefits

We do not offer any defined benefit pension plans or non-qualified deferred compensation arrangements for our employees.

Employment Agreements

In August 2019, we entered into employment agreements with each of our named executive officers, which provide assurances of specified benefits to our named executive officers in the event of an involuntary termination of their employment for reasons other than for death, disability, or in the case of cause or a voluntary termination of their employment for good reason, in either case, under the circumstances described in their employment agreements. The terms of these agreements were developed with input from

Compensia regarding severance practices at comparable companies, and is designed to attract, retain and reward senior level employees.

We believe that these protections serve our retention objectives by helping our named executive officers and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company. For more information, see the section titled “Potential Payments Upon Termination or Change in Control”.

Other Compensation Practices and Policies

Executive Stock Ownership Guidelines

In July 2021, our Board of Directors adopted equity ownership guidelines to further align the interests of our executive officers with those of our stockholders. Under the guidelines, our chief executive officer is expected to hold common stock valued at a multiple of five (5) times his base salary and our other executive officers are expected to hold common stock valued at a multiple of two (2) times their base salary. For purposes of these guidelines, stock ownership only includes shares for which the executive has direct or indirect ownership or control, but does not include unexercised stock options, unvested restricted stock units and other unvested, unsettled and/or unexercised equity awards. Executives are expected to meet their ownership guidelines within five (5) years of becoming subject to the guidelines.

Clawback Policy

In July 2021, our Board of Directors adopted a compensation recovery, or “clawback,” policy providing that, in the event of a restatement of financial results due to material non-compliance by the Company with any financial reporting requirement under the federal securities laws, the Compensation Committee will review the facts and circumstances that led to the obligation to file the restatement, including whether an executive officer engaged in misconduct that contributed to our obligation to file the restatement. Depending on the outcome of this review, the Company may recover from our executive officers all excess incentive-based compensation received by our executive officers during the three-year period preceding the date on which our Board of Directors determines that we are required to prepare a restatement. Excess compensation means the value of the incentive compensation (cash bonus and equity awards) received by an executive officer during the three-year period preceding the publication of the restated financial statement to the extent that the Compensation Committee determines that then value received was in excess of the amount that such executive officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statement. If the amount of any such incentive-based compensation would have been lower had the level of achievement of the applicable financial performance metric(s) been calculated based on the restated financial results, the Compensation Committee, in its sole discretion and to the extent permitted by applicable law, may require that an executive officer repay the incremental portion of such incentive-based compensation.

Policy on Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors, employees and certain designated consultants and contractors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership. Any waiver of this policy requires the approval of our Audit Committee. To date, no such requests have been made or approved.

Policy Regarding the Timing of Equity Awards.

We do not have a formal equity award grant policy, and have adopted the following practices and procedures. We do not time our equity grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that equity awards cannot be timed to take advantage of material, non-public information. In addition, beginning in April 2021, our program calls for the number of shares subject to awards being granted to be determined by the trailing 30-day average closing price of our common stock.

If extraordinary circumstances arise such that the Compensation Committee or the Board determines it is advisable to grant an equity award at a time other than as set forth above, the Compensation Committee may consider and approve any such grant. Grants of equity awards for new hires or promotions are generally made once per month, by unanimous written consent of our Compensation Committee, effective on the fifteenth day of each month. Grants of equity awards to current employees (other than in connection with a promotion) will generally be made, if at all, on an annual basis during our first fiscal quarter, effective on May 15 either at a meeting of the Compensation Committee, which meeting will be established in advance with notice to the Compensation Committee in accordance with the Compensation Committee charter, or by unanimous consent in writing.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended, because they are our most highly-compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements are met.

Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently materially modified), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation ("ASC 718") for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board of Directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our Compensation Committee endorses, several controls to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement, which is incorporated by reference in our annual report on Form 10-K for the fiscal year ended March 31, 2021.

THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS OF DYNATRACE, INC.
Michael Capone, Chairman
Stephen Lifshatz
James K. Lines

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by and paid during the fiscal years ended March 31, 2021, 2020 and 2019 for each of our named executive officers.

	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All other compensation ($)	Total ($)
John Van Siclen,	2021	575,000	3,554,028	3,566,695	737,392	15,500(4)	8,448,615
Chief Executive Officer	2020	575,000	1,328,000	3,503,089	575,000	33,463	6,014,552
	2019	555,000	—	—	555,000	22,938	1,132,938
Kevin Burns,	2021	405,000	1,483,047	1,486,542	372,543	11,698(5)	3,758,830
Chief Financial Officer	2020	385,000	704,000	1,875,071	231,000	19,019	3,214,090
	2019	375,000	—	—	206,250	24,717	605,967
Stephen J. Pace,	2021	400,000	1,483,047	1,486,542	493,014(6)	15,366(7)	3,877,969
Senior Vice President, Worldwide Sales	2020	400,000	608,000	1,602,679	392,349(6)	28,956	3,031,984
	2019	375,000	—	—	408,273(6)	26,891	810,164
Bernd Greifeneder	2021	357,953(8)	1,334,412	1,338,140	278,144(8)	—	3,308,649
Chief Technology Officer

(1)The amounts reported in this column reflect the aggregate grant date fair value of restricted stock units granted to our Named Executive Officers during the fiscal years ended March 31, 2021 and 2020, computed in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 13 to our audited consolidated financial statements included in the Annual Report on Form 10-K filed with the SEC on May 28, 2021. The amounts reported in this column reflect the accounting cost for these stock awards, and may not correspond to the actual economic value that will be received by the Named Executive Officers upon vesting of the awards.
(2)The amounts reported in this column reflect the aggregate grant date fair value of stock options granted to our Named Executive Officers during the fiscal years ended March 31, 2021 and 2020, computed in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 13 to our audited consolidated financial statements included in the Annual Report on Form 10-K filed with the SEC on May 28, 2021. The amounts reported in this column reflect the accounting cost for these options, and may not correspond to the actual economic value that will be received by the Named Executive Officers upon vesting of the awards.
(3)The amounts reported in this column, except as otherwise described below, represent bonuses paid under our Annual Short-Term Incentive Plan based on company performance during the fiscal years ended March 31, 2021, 2020 and 2019.
(4)Amounts reported for fiscal year 2021 represent $12,069 in 401(k) plan matching contributions and $3,431 in disability insurance premiums.
(5)Amounts reported for fiscal year 2021 represent $8,775 in 401(k) plan matching contributions and $2,923 in disability insurance premiums.
(6)Amount reported for fiscal 2021 includes $324,542 earned by Mr. Pace pursuant to his sales commission plan during fiscal year 2021, and includes and additional $14,581 earned in fiscal 2020 but paid in fiscal 2021. Amounts reported include $272,349 and $295,773 earned by Mr. Pace pursuant to his sales commission plan during fiscal year 2020 and 2019, respectively.
(7)Amounts reported for fiscal year 2021 represent $11,744 in 401(k) plan matching contributions and $3,622 in disability insurance premiums.
(8)For Mr. Greifeneder, the USD amounts are based on an exchange rate of 1 EUR:USD 1.172 for the reporting period as set forth on Bloomberg.

Grants of Plan-Based Awards for Fiscal Year 2021

The following table shows information regarding grants of plan-based awards during the fiscal year ended March 31, 2021 to the Company’s named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
John Van Siclen		287,500	575,000	862,500	—	—	—
	5/15/2020							—	283,600	33.03	3,566,695
	5/15/2020							107,600	—	—	3,554,028
Kevin Burns		145,250	290,500	435,750	—	—	—
	5/15/2020							—	118,200	33.03	1,486,542
	5/15/2020							44,900	—	—	1,483,047
Stephen Pace		60,000	120,000	180,000	—	—	—
	5/15/2020							—	118,200	33.03	1,486,542
	5/15/2020							44,900	—	—	1,483,047
Bernd Greifeneder		108,445	216,890	325,335	—	—	—
	5/15/2020							—	106,400	33.03	1,338,140
	5/15/2020							40,400	—	—	1,334,412

Outstanding Equity Awards at 2021 Fiscal Year End Table

The following table presents information regarding all outstanding equity-based awards held by each of our named executive officers on March 31, 2021.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Vesting Start Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
John Van Siclen	7/31/2019	207,377	345,623(4)	16	7/31/2029
	5/15/2020	—	283,600	33.03	5/15/2030
						7/31/2019	51,875(5)	2,502,450	—	—
						5/15/2020	107,600.00	5,190,624	—	—
Kevin Burns	7/31/2019	111,000	185,000(4)	16	7/31/2029
	5/15/2020	—	118,200	33.03	5/15/2030
						7/31/2019	27,500(5)	1,326,600	—	—
						5/15/2020	44,900	2,165,976	—	—
Stephen J. Pace	7/31/2019	—	158,123(4)	16	7/31/2029
	5/15/2020	—	118,200	33.03	5/15/2030
						7/31/2019	23,750(5)	1,145,700	—	—
						5/15/2020	44,900	2,165,976	—	—
Bernd Greifeneder	7/31/2019	91,127	151,873(4)	16	7/31/2029
	5/15/2020		106,400	33.03	5/15/2030
						7/31/2019	22,500(5)	1,085,400	—	—
						5/15/2020	40,400	1,948,896	—	—

(1)The stock options become vested and exercisable as follows: 25% of each award will vest on the first anniversary of the grant date and the remainder in 12 equal quarterly installments thereafter.
(2)The restricted stock units vest over fours years, with 25% vesting on the first anniversary of the grant date and the remainder in 12 equal quarterly installments thereafter.
(3)Represents the fair market value of shares that were unvested as of March 31, 2021. The fair market value is based on the closing price on March 31, 2021 of $48.24 per share.
(4)The stock options become vested and exercisable as follows: 25% of each award vested on August 15, 2020 and then 1/12th of the balance vests on each quarterly anniversary thereafter, such that 100% of the award will be vested on the fourth anniversary of August 15, 2019.
(5)The restricted stock units granted to our Named Executive Officers on July 31, 2019 vest and settle over four years, with 25% vesting on August 15, 2020 and the remainder vesting in 12 equal quarterly installments thereafter.

Option Exercises and Stock Vested in Fiscal Year 2021

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended March 31, 2021.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Numbers of shares acquired on vesting (#)	Value realized on vesting ($)(2)
John Van Siclen	—	—	31,125	1,234,427
Kevin Burns	—	—	85,249	3,332,125(3)
Stephen Pace	94,877	3,306,463	14,250	565,155
Bernd Greifeneder	—	—	13,500	535,410

(1)Amount disclosed in this column was calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options.
(2)Amounts disclosed in this column were calculated based on the fair market value of our common stock on the date upon which the restricted stock awards vested or, if the vesting date is not a trading day, based upon the closing price on the last trading day immediately preceding the vesting date.
(3)Includes 68,749 shares held by The Kevin C. Burns Irrevocable Non-Grantor Trust of 2018.

Potential Payments Upon Termination or Change of Control

Employment Agreements or Offer Letters with Named Executive Officers

We initially entered into employment agreements with each of the named executive officers in connection with his employment with us, which set forth the terms and conditions of employment of each individual, including base salary, target annual bonus opportunity and standard employee benefit plan participation. Effective upon our initial public offering in August 2019, we entered into new employment agreements with each of Messrs. Van Siclen, Pace and Burns, which replaced each named executive officer’s existing employment offer letters and other employment arrangements, as described below.

In addition, each of our named executive officers has entered into an agreement with us which contains protections of confidential information, requires the assignment of inventions and contains other restrictive covenants.

John Van Siclen

John Van Siclen is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term and constitutes at-will employment. Mr. Van Siclen’s current annual base salary is $575,000, which is subject to change from time to time by our Board of Directors in its discretion. Mr. Van Siclen is also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Mr. Van Siclen’s current target bonus is 100% of his base salary and is subject to review and change from time to time by our Board of Directors in its discretion. Mr. Van Siclen is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Kevin Burns

Kevin Burns is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term and constitutes at-will employment. Mr. Burns’ current annual base salary is $415,000, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Mr. Burns is also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Mr. Burns’ current target bonus is 70% of his base salary and is subject to review and change from time to time by our Board of Directors in its discretion. Mr. Burns is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Stephen Pace

Stephen Pace is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term and constitutes at-will employment. Mr. Pace’s current annual base salary is $400,000, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Mr. Pace is also eligible to receive an annual bonus 70% of which is based upon sales commissions, and 30% of which is based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Mr. Pace’s current target bonus, including both sales commissions and amounts earned under our short-term incentive plan, is 100% of his base salary and is subject to review and change from time to time by our Board of Directors in its discretion. Mr. Pace is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Bernd Greifeneder

Bernd Greifeneder is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term. Mr. Greifeneder’s current annual base salary is $361,482, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Mr. Greifeneder is also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Mr. Greifeneder’s current target bonus is 60% of his base salary and is subject to review and change from time to time by our Compensation Committee or Board of Directors in its discretion. Mr. Greifeneder is also entitled to participate in all employee benefit plans and vacation policies in effect for our Austrian employees.

Severance and Potential Payments Upon a Change in Control

Pursuant to the employment agreements with our named executive officers, if a named executive officer's employment is terminated by us without cause, or good cause as defined in the employment agreements, or by the named executive officer for good reason (for Mr. Greifeneder, good cause), as defined in the employment agreements, or in connection with a change of control as defined in the Dynatrace, Inc. 2019 Equity Incentive Plan and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officers will be entitled to receive the benefits described below.

John Van Siclen

Pursuant to Mr. Van Siclen’s employment agreement, in the event that Mr. Van Siclen’s employment is terminated by us without cause, as such term is defined in his employment agreement, or if Mr. Van Siclen terminates his employment for good reason, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12-months of his then-current base salary, the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. Van Siclen’s employment had not been terminated and 100% of his target bonus for the then-current year, and (ii) continue for a period of 12-months to provide health insurance to Mr. Van Siclen as if Mr. Van Siclen had remained employed by us. If Mr. Van Siclen’s employment with us is terminated by us without cause or Mr. Van Siclen terminates his employment for good reason either 3 months before or during the 12-month period after a change of control, and if he executes a separation and release agreement, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 24 months of Mr. Van Siclen’s then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) continue for a period of 18-months to provide health insurance to Mr. Van Siclen as if he had remained employed by us.

Kevin Burns

Pursuant to Mr. Burns’ employment agreement, in the event that Mr. Burns’ employment is terminated by us without cause, as such term is defined in his employment agreement, or if Mr. Burns terminates his employment for good reason, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12-months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, and (ii) if he elects healthcare continuation coverage under the law known as “COBRA,” pay up to 12-monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Burns if he had remained employed by us. If Mr. Burns’ employment with us is terminated by us without cause or Mr. Burns terminates his employment for good reason either 3-months before or during the 12-month period after a change of control, and if he executes a separation and release agreement, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 18-months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) if he elects healthcare continuation coverage under law known as “COBRA,” pay up to 18-monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Burns if he had remained employed by us.

Stephen J. Pace

Pursuant to Mr. Pace’s employment agreement, in the event that Mr. Pace’s employment is terminated by us without cause, as such term is defined in his employment agreement, or if Mr. Pace terminates his employment for good reason, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12-months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. Pace’s employment had not been terminated, and (iii) if he elects healthcare continuation coverage under the law known as “COBRA,” pay up to 12-monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Pace if he had remained employed by us. If Mr. Pace’s employment is terminated by us without cause or Mr. Pace terminates his employment for good reason either 3-months before or during the 12-month period after a change of control, and if he executes a separation and release agreement, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 18-months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. Pace’s employment had not been terminated, and (ii) acceleration of all equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) if he elects healthcare continuation coverage under the law known as “COBRA,” pay up to 18 monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Pace if Mr. Pace had remained employed by us.

Bernd Greifeneder

Pursuant to Mr. Greifeneder’s employment agreement, in the event that Mr. Greifeneder’s employment is terminated by either party, the terminating party must give the other at least six (6) months’ prior notice, which may be waived in the other’s party’s discretion. In the event that Mr. Greifeneder’s employment is terminated by us without cause, as such term is defined in his employment agreement, or if Mr. Greifeneder terminates his employment for cause, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of six (6) months of his then-current base salary, plus the amount of any accrued statutory claims. If Mr. Greifeneder’s employment with us is terminated by us without cause or by Mr. Greifeneder either 3-months before or during the 12-month period after a change of control, and if he executes a separation and release agreement, he would be entitled to a (i) lump-sum cash severance payment equal to 12-months of his then-current base salary, and (ii) acceleration of all unvested equity awards effective upon the earlier of (A) the date that employment is effectively terminated or (B) the day that Mr. Greifeneder goes on garden leave in lieu of notice, and (iii) honor and pay his accrued statutory claims.

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each named executive officer who was employed on March 31, 2021 under our current employment agreements in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and the named executive officer’s employment termination occurred on March 31, 2021. The per share closing price of the Company’s stock on the New York Stock Exchange as of March 31, 2021 was $48.24, which was used as the value of the Company’s stock in the change in control. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of March 31, 2021, by the difference between the per share closing price of the Company’s stock as of March 31, 2021, and the per share exercise price for such unvested option shares. The value of restricted stock unit vesting acceleration was calculated by multiplying the number of unvested restricted stock units subject to vesting acceleration as of March 31, 2021, by the per share closing price of the Company’s stock as of March 31, 2021.

The following table describes the potential payments and benefits upon employment termination for Mr. Van Siclen, as if his employment terminated as of March 31, 2021.

Executive Benefits and Payment upon Termination	Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause Not in Connection with a Change in Control ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 3 months prior or 12 months Following a Change in Control ($)
Compensation:
Cash Severance	1,150,000	1,150,000	1,725,000
Acceleration of Equity Awards	—	—	23,149,516
Health care continuation	17,109	17,109	25,664
Total	1,167,109	1,167,109	24,900,180

The following table describes the potential payments and benefits upon employment termination for Mr. Burns, as if his employment terminated as of March 31, 2021.

Executive Benefits and Payment upon Termination	Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause Not in Connection with a Change in Control ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 3 months prior or 12 months Following a Change in Control ($)
Compensation:
Cash Severance	705,500	705,500	913,000
Acceleration of Equity Awards	—	—	11,254,798
Health care continuation	9,653	9,653	14,480
Total	715,153	715,153	12,182,278

The following table describes the potential payments and benefits upon employment termination for Mr. Pace, as if his employment terminated as of March 31, 2021.

Executive Benefits and Payment upon Termination	Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause Not in Connection with a Change in Control ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 3 months prior or 12 months Following a Change in Control ($)
Compensation:
Cash Severance	800,000	800,000	1,000,000
Acceleration of Equity Awards	—	—	10,207,384
Health care continuation	7,907	7,907	11,860
Total	807,907	807,907	11,219,244

The following table describes the potential payments and benefits upon employment termination for Mr. Greifeneder, as if his employment terminated as of March 31, 2021.

Executive Benefits and Payment upon Termination (1)	Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause Not in Connection with a Change in Control ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 3 months prior or 12 months Following a Change in Control ($)
Compensation:
Cash Severance	180,741	180,741	361,482
Acceleration of Equity Awards	—	—	9,549,026
Health care continuation	—	—	—
Total	180,741	180,741	9,910,508

(1)For Mr. Greifeneder, the amounts reported for fiscal ended March 31, 2021, the USD amounts are based on an exchange rate of 1 EUR:USD $1.172 for the reporting period as set forth on Bloomberg.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of March 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	11,433,755(3)	21.31	38,626,066(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	11,433,755	21.31	38,626,066

(1)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(2)These plans consist of our 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan.
(3)This number includes 8,393,086 shares of our common stock subject to outstanding options and 3,040,669 shares of our common stock subject to outstanding RSU awards granted under our 2019 Equity Incentive Plan.
(4)This number includes 29,898,274 shares of our common stock available for issuance under our 2019 Equity Incentive Plan, and 8,727,792 shares reserved for issuance under our 2019 Employee Stock Purchase Plan. The number of shares available for issuance under the 2019 Equity Incentive Plan automatically increase each April 1 by 4% of the outstanding number of shares of our common stock on the immediately preceding March 31 or such lesser number of shares as determined by our Board or Compensation Committee. The number of shares available for issuance under the 2019 Employee Stock Purchase Plan automatically increase each April 1 by (i) 1% of the outstanding number of shares of our common stock on the immediately preceding March 31; (ii) 3,500,000 shares of Common Stock or (iii) or such number of shares as determined by our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive compensation arrangements, including employment, termination of employment and change in control arrangements, the following is a description of each transition since March 31, 2020, and each currently proposed transaction, in which:

•we have been or are to be a participant;
•the amount involved exceeded or is expected to exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Relationship with Former Affiliate

We subleased one office in France pursuant to a sublease agreement entered into in 2015 with Compuware Software Group SAS, an entity with which we were affiliated at the time we entered into the sublease agreement. We terminated the sublease agreement on January 31, 2021. The sublease payments for the office in France were $272,663 for the year ended March 31, 2021.

Participation in our Follow-on offerings

Certain of our stockholders, including entities affiliated with holders of 5% or more of our capital stock and certain of our directors, sold an aggregate of 34,500,000 and 25,000,000 shares of our common stock in our follow-on offerings of common stock in June 2020 and August 2020, respectively, at the same price and on the same terms as the other purchasers in the offering and not pursuant to any pre-existing contractual rights or obligations.

Registration Rights

On July 30, 2019, we entered into a registration rights agreement, or the Registration Rights Agreement, with the Thoma Bravo Funds and certain other holders of our capital stock. Pursuant to the Registration Rights Agreement, we agreed to pay all registration expenses (other than underwriting discounts and commissions and subject to certain limitations set forth therein) of the holders of the shares registered pursuant to the registrations described below. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an underwritten offering and our right to delay or withdraw a registration statement under certain circumstances.

In addition, each party to the Registration Rights Agreement agreed not to sell or otherwise dispose of any securities without the prior written consent of the underwriters for a period of 180 days after the date of the prospectus related to our IPO.

Pursuant to the Registration Rights Agreement, the holders of a majority of the outstanding Investor Registrable Securities (as defined therein), or the Majority Holders, are entitled to request an unlimited number of Long-Form Registrations (as defined therein) and an unlimited number of Short-Form Registrations (as defined therein). Additionally, for so long as a Shelf Registration Statement (as defined therein) is and remains effective, the Majority Holders will have the right at any or from time to time to elect to sell their respective Shelf Registrable Securities (as defined therein) pursuant to a Shelf Offering (as defined therein), and the Majority Holders may request to engage in an Underwritten Block Trade (as defined therein) off of a Shelf Registration Statement. The other parties to the Registration Rights Agreement may include their Registrable Securities in a Long-Form Registration, Short-Form Registration or Shelf Offering. With the consent of the Majority Holders, the other parties to the Registration Rights Agreement may include their Registrable Securities in an Underwritten Block Trade.

If at any time we propose to register the offer and sale of shares of our common stock under the Securities Act (other than in a registration on Form S-4, Form S-8 or any successor form, or a registration of securities solely relating to an offering and sale to our employees, directors or consultants pursuant to any employee equity plan or other employee benefit plan arrangement, or a registration of non-convertible debt securities) then we must notify the holders of Registrable Securities of such proposal to allow them to include a specified number of their shares of our common stock in such registration, subject to certain marketing and other limitations.

Limitation of Liability and Indemnification of Officers and Directors

Our charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or DGCL; or
•any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws will provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or executive officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our charter and bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

The underwriting agreement relating to our IPO and the underwriting agreement relating to this offering provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Policy

Our Board has adopted a formal written policy providing that our Audit Committee is responsible for reviewing all “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), to which we are a party, and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our capital stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, our Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

The Audit Committee reviewed all transactions that took place between us and related persons since April 1, 2020 regardless of the dollar amount involved, including the following for which the amount received by the Company was in excess of $120,000:

During fiscal 2021, Hyland Software, Inc. paid the Company $140,666 for the purchase of certain software and services in a transaction entered into at arms-length on market terms and conditions.

The Audit Committee determined that this transaction did not impact the independence of any of our directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of July 1, 2021 by:

•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially owner of greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 284,218,126 shares of our common stock outstanding as of July 1, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of July 1, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners is c/o Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451.

	Shares Of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
John Van Siclen(1)	1,199,503	*
Kevin Burns(2)	52,027	*
Stephen J. Pace(3)	81,688	*
Bernd Greifeneder(4)	950,795	*
Seth Boro(5)	17,500	*
Chip Virnig(5)	17,500	*
James K. Lines(6)	137,963	*
Paul Zuber(7)	8,000	*
Michael Capone(8)	17,500	*
Stephen Lifshatz(8)	17,500	*
Jill Ward(9)	13,374	*
Kirsten Wolberg	—	*
Steve Rowland	—	*
All executive officers and directors as a group (13 persons)	2,511,813	*
5% Stockholders:
Thoma Bravo Funds(10)	84,298,270	29.66%
The Vanguard Group(11)	16,593,469	5.84%

*     Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)Consists of 444,792 shares of common stock, and 377,041 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2021, held directly by Mr. Van Siclen, 374,025 shares of common stock held by John W. Van Siclen 2019 Irrevocable Trust and 3,645 shares of common stock held by Nancy R. Van Siclen 2019 Irrevocable Trust. Mr. Van Siclen may be deemed to have shared voting and investment power with respect to the shares of common stock held by his spouse. Concord Trust Company is the trustee of the John W. Van Siclen 2019 Irrevocable Trust and Mr. Van Siclen is the trustee of the Nancy R. Van Siclen 2019 Irrevocable Trust.
(2)Consists of 10,583 shares of common stock, and 31,444 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2021 held directly by Mr. Burns, and 10,000 shares of common stock held by The Kevin C. Burns Irrevocable GST Trust of 2018. Judith Burns is the trustee of the Kevin C. Burns Irrevocable GST Trust of 2018. As such, Mr. Burns may be deemed to have shared voting and investment power with respect to all of the shares of common stock and restricted stock held by such trust.
(3)Consists of 7,942 shares of common stock and 73,746 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2021, held directly by Mr. Pace.
(4)Consists of 791,267 shares of common stock and 159,528 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2021, held directly by Mr. Greifeneder.

(5)Consists of 12,500 shares of common stock and 5,000 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2021.
(6)Consists of 132,963 shares of common stock and 5,000 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2021 held directly by Mr. Lines.
(7)Consists of 3,000 shares of common stock held by DSL 2020, LLC for which the initial member is Mr. Zuber, as trustee of the Concordia 2020 Irrevocable Trust and 5,000 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2021 held directly by Mr. Zuber. Mr. Zuber may be deemed to have shared voting and investment power with respect to the shares of common stock held by such trust.
(8)Consists of 10,937 shares of common stock and 6,563 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2021.
(9)Consists of 8,374 shares of common stock and 5,000 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2021.
(10)This information is as of December 31, 2020 and is based solely on a Schedule 13G/A filed by the funds related to Thoma Bravo listed below with the SEC on February 16, 2021. Consists of 9,246,909 shares held directly by Thoma Bravo Fund X, L.P., or TB Fund X, 2,022,690 shares held directly by Thoma Bravo Fund X-A, L.P., or TB Fund X-A, 43,554,893 shares held directly by Thoma Bravo Fund XI, L.P., or TB Fund XI, 21,874,339 shares held directly by Thoma Bravo Fund XI-A, L.P., or TB Fund XI-A, 960,861 shares held directly by Thoma Bravo Executive Fund XI, L.P., or TB Exec Fund, 793,391 shares held directly by Thoma Bravo Special Opportunities Fund I, L.P., or TB SOF, and 5,845,187 shares held directly by Thoma Bravo Special Opportunities Fund I AIV, L.P., or TB SOF AIV. Thoma Bravo Partners X, L.P., or TB Partners X is the general partner of each of TB Fund X, TB Fund X-A, TB SOF and TB SOF AIV. Thoma Bravo Partners XI, L.P., or TB Partners XI, is the general partner of each of TB Fund XI, TB Fund XI-A and TB Exec Fund. Thoma Bravo, LLC is the general partner of each of TB Partners X and TB Partners XI. By virtue of the relationships described in this footnote, Thoma Bravo, LLC may be deemed to exercise voting and dispositive power with respect to the shares held directly by TB Fund X, TB Fund X-A, TB Fund XI, TB Fund XI-A, TB Exec Fund, TB SOF and TB SOF AIV. The principal business address of the entities identified herein is c/o Thoma Bravo, LLC, 150 North Riverside Plaza, Suite 2800, Chicago, Illinois 60606.
(11)This information is as of December 31, 2020 and is based solely on a Schedule 13G filed by the Vanguard Group ("Vanguard") with the SEC on February 10, 2021. Vanguard reported that it has sole dispositive power over 16,274,265 shares, shared dispositive power over 319,204 shares, and shared voting power over 174,469 shares. The mailing address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for fiscal 2021, all required reports were filed on a timely basis under Section 16(a), with one exception. Due to an administrative oversight, a Form 5 was not timely filed with respect to a bona fide gift of 10,000 shares made by a member of Mr. Burns’ immediate family on December 8, 2020. The Company filed a Form 5 disclosing this gift on June 4, 2021.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary, telephone: (781) 530-1000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a8 of the Exchange Act so that it is received by us no later than March 17, 2022. However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than April 28, 2022 and no later than May 27, 2022. Stockholder proposals and the required notice should be addressed to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

AVAILABILITY OF CERTAIN DOCUMENTS

Accompanying this proxy statement and posted on the investor relations portion of our website at www.dynatrace.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended March 31, 2021. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by written request to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Corporate Secretary or by email to ir@dynatrace.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 are also available on the SEC’s website at www.sec.gov.

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES

	Year Ended March 31,
	2021	2020
Adjusted EBITDA:
Net income (loss)	$75,714	$(413,817)
Income tax (benefit) expense	2,139	195,284
Interest expense, net	14,205	45,397
Amortization	51,942	58,457
Depreciation	9,022	7,864
Restructuring and other	40	1,092
Transaction and sponsor related costs	3,356	21,619
(Gain) loss on currency translation	(162)	1,197
Share-based compensation	57,784	222,478
Employer payroll taxes on employee stock transactions	4,114	796
Adjusted EBITDA	$218,154	$140,367

	Year Ended March 31, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$127,708	$(7,307)	$(718)	$(15,317)	$—	$104,366
Gross profit	575,801	7,307	718	15,317	—	599,143
Gross margin	82%					85%
Research and development	111,415	(11,684)	(1,356)	—	—	98,375
Sales and marketing	245,487	(24,153)	(1,630)	—	—	219,704
General and administrative	92,219	(14,640)	(410)	—	(3,356)	73,813
Amortization of other intangibles	34,744	—	—	(34,744)	—	—
Restructuring and other	40	—	—	—	(40)	—
Operating income	$91,896	$57,784	$4,114	$50,061	$3,396	$207,251
Operating margin	13%					29%

Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We consider these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These measures are used to establish certain performance-based targets related to the compensation of our executives. Non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies.

We present constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

BROADRIDGE FINANCIAL SOLUTIONS, INC.
51 MERCEDES WAY
EDGEWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 25, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57244-P58591

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

DYNATRACE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Seth Boro	☐	☐	☐
1b. Jill Ward	☐	☐	☐
1c. Kirsten Wolberg	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of Dynatrace's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

D57245-P58591

DYNATRACE, INC.
Annual Meeting of Stockholders
August 26, 2021 1:00 PM
This proxy is solicited by the Board of Directors

The stockholder hereby appoints John Van Siclen, Kevin Burns and Craig Newfield, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynatrace, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:00 PM, EDT on August 26, 2021, at www.virtualshareholdermeeting.com/DT2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares will be voted FOR the election of each of the nominees for the Directors named in the Proxy Statement, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022, and FOR 1 YEAR for the frequency of future stockholder non-binding advisory votes on the compensation of Dynatrace's named executive officers. If other matters are presented, this proxy will be voted in accordance with the Board of Directors' recommendations.

The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed.

Continued and to be signed on reverse side